CONTACT:

Jim Hastings

Southern Community Financial Corporation

Phone: 336-768-8500

Email: jim.hastings@smallenoughtocare.com

Southern Community Financial Corporation Acquisition by Capital Bank Financial Corp. Approved by the Federal Reserve System

WINSTON-SALEM, NC – September 4, 2012: Southern Community Financial Corporation (“Southern Community”) announced that the Board of Governors of the Federal Reserve System has approved the acquisition of Southern Community by Capital Bank Financial Corp. (“Capital Bank Financial”), formerly known as North American Financial Holdings, Inc., a North Carolina-based national bank holding company. Completion of the transaction is subject to the approval of Southern Community’s shareholders and other customary closing conditions. If approved by the shareholders at the Special Meeting scheduled for September 19, 2012, the transaction is expected to be consummated shortly thereafter.

Jim Hastings, Chief Financial Officer and Interim Chief Executive Officer of Southern Community said “We welcome the Federal Reserve approval of this transaction. All of our shareholders, employees and customers are indebted to our chairman, Dr. William Ward, and our Board’s due diligence special committee for their hard work in negotiating a merger that will provide our community with a sound banking alternative for the coming years.”

About SCMF

Southern Community Financial Corporation is headquartered in Winston Salem, North Carolina and is the holding company of Southern Community Bank and Trust, a community bank with twenty-two banking offices throughout North Carolina.

Southern Community Financial Corporation’s common stock and trust preferred securities are listed on the NASDAQ Global Select Market under the trading symbols SCMF and SCMFO, respectively. Additional information about Southern Community is available on our website at www.smallenoughtocare.com or by email at investor.relations@smallenoughtocare.com.

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Information in this document contains forward-looking statements. Such forward looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “believe,” or “continue,” or the negative thereof or other variations thereof or comparable terminology. These statements involve risks and uncertainties that could cause actual results to differ materially from anticipated results or other expectations expressed in the forward-looking statements, including without limitation, the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, the outcome of any legal proceedings that may be instituted following the announcement of the merger agreement, the inability to complete the transactions contemplated by the merger agreement for any reason, including the failure to obtain any required approvals, failure to achieve the expected benefits of the proposed transaction, the effect of the announcement or the consummation of the proposed transaction on any relationships with third parties, including customers, risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction, any costs, fees and expenses associated with the proposed transaction, market and economic conditions, the management of our growth, the risks associated with loan portfolio and real estate holdings, local economic conditions affecting retail and commercial real estate, geographic concentration in the southeastern region of the United States, the assumptions and judgments required by loss share accounting and the acquisition method of accounting, competition within the industry, dependence on key personnel, government legislation and regulation, risks related to technology and information systems, and the other risks and uncertainties discussed in Southern Community’s SEC Filings, including its Annual Report on Form 10-K for the year ended December 31, 2011. Southern Community does not undertake any duty to update any forward-looking statements except as required by law.

Cautionary Statement

This document does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Additional Information About This Transaction

This document may be deemed solicitation material in respect of the proposed transaction between Southern Community and Capital Bank Financial.

In connection with the proposed merger, Southern Community has filed a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) which it has mailed to its shareholders. Investors and security holders are urged to read the proxy statement regarding the proposed merger because it contains important information. You may obtain a free copy of the proxy statement and other related documents filed by Southern Community with the SEC at the SEC's website at www.sec.gov. The proxy statement and the other documents may also be obtained for free by accessing Southern Community’s website at http://www.smallenoughtocare.com under the heading "Investor Relations" and then under the heading "SEC Filings."

Participants in the Solicitation

SCMF and its directors, executive officers, certain members of management, and employees may have interests in the proposed transaction or be deemed to be participants in the solicitation of proxies of SCMF’s shareholders to approve the matters necessary to be approved to facilitate the proposed transaction. Shareholders may obtain information regarding the participants and their interest in the solicitation by reading the proxy statement.